Exhibit 99.1

News release

For Media	For Investors

Steve Lunceford	Denise Stone
Global Communications	Investor Relations
202-487-3549	973-214-9953
steve.lunceford@bearingpoint.com	denise.stone@bearingpoint.com
FOR IMMEDIATE RELEASE
BearingPoint Holds 2008 Annual Meeting of Shareholders; Approves Reverse Stock Split
McLean, Va., Dec. 5, 2008 – BearingPoint, Inc. (OTCBB: BRGP), one of the world’s largest management and technology consulting firms, today held its 2008 Annual Meeting of Shareholders in McLean, Va.
At the meeting, shareholders approved the election of BearingPoint’s Class II directors, Wolfgang Kemna, Albert Lord and Terry Strange, and ratified the selection of Ernst & Young LLP as BearingPoint’s independent auditor for 2008.
The Board of Directors of the Company also approved the implementation of a reverse stock split at a one-for-fifty ratio, which had been authorized by the shareholders.  As a result of the reverse stock split, every fifty shares of BearingPoint’s common stock that were issued and outstanding as of market close on Dec. 10, 2008, will be automatically combined into one issued and outstanding share. Until such time as determined by NASDAQ, the Company’s shares will continue to trade on the OTC Bulletin Board under the symbol “BRGP” on a pre-split basis.  The Company expects that, upon the reverse stock split becoming effective for purposes of quotation on the OTC Bulletin Board, its common stock will trade under a new trading symbol on a post-split basis, reflecting the one-for-fifty reverse stock split.
Instead of issuing any fractional shares as a result of the reverse stock split, stockholders will receive cash payments for such fractions after the Company’s transfer agent sells all of the aggregated fractional shares of common stock. Following the reverse stock split, the Company expects the number of its shares of common stock issued and outstanding will be reduced from approximately 220 million shares to approximately 4.4 million shares.
Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares. Stockholders of record who hold physical certificates or book-entry electronic shares registered with BearingPoint’s transfer agent will receive a transmittal letter requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split.

News release Page 2
In related matters, the Board approved a majority voting standard, which among other things, provides that directors will generally be elected by the vote of the majority of votes cast at any future shareholder meeting.
The Company encourages stockholders to refer to its SEC filing dated today for more information about the reverse stock split. The Company’s SEC filings can be obtained by going to the SEC’s Web site at http://www.sec.gov.
About BearingPoint, Inc.
BearingPoint, Inc. (OTCBB: BRGP) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in more than 60 countries worldwide. Based in McLean, Va., the firm has approximately 16,000 employees focusing on the Public Services, Commercial Services and Financial Services industries. BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. Our service offerings are designed to help our clients generate revenue, increase cost-effectiveness, manage regulatory compliance, integrate information and transition to “next-generation” technology. For more information, visit the Company’s Web site at www.BearingPoint.com.
Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on our current expectations, estimates and projections.  Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements.  As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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